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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Amount to be Registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fees

Common Stock, par value $0.0001 per share	13,616,074	$49.50(1)	$673,995,663	$83,912.46

(1)
Estimated solely for purposes of calculating the registration fee. In accordance with Rule 457(c) and Rule 457(r) of the Securities Act of 1933, as amended, the prices shown are based on the average of the high and low prices reported for registrant's Common Stock on the New York Stock Exchange on May 4, 2018.

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-217774

Prospectus Supplement to Prospectus dated November 20, 2017

13,616,074 Shares

BLACK KNIGHT, INC.

Common Stock

        The selling shareholders named in this prospectus supplement, which include our affiliates, members of our board of directors and members of senior management, are offering 13,616,074 shares of Black Knight, Inc.'s common stock. We will not receive any proceeds from the sale of shares of common stock to be offered by the selling shareholders.

        Our common stock is listed on the New York Stock Exchange ("NYSE") under the symbol "BKI." On May 7, 2018, the last sale price of our common stock as reported on the NYSE was $49.60 per share.

        Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page S-4. You should also consider the risk factors described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

        The underwriter has agreed to purchase the common stock from the selling shareholders at a price of $49.94 per share, which will result in approximately $679,986,736 of proceeds to the selling shareholders before expenses. The underwriter may offer the shares of common stock from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

        Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

        The underwriter expects to deliver the shares of Black Knight, Inc.'s common stock to investors on or about May 11, 2018.

BofA Merrill Lynch

May 8, 2018

Prospectus Supplement

S-i

Prospectus Supplement

        You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses related hereto that we have prepared. None of we, any selling shareholder or the underwriter (or any of our or their respective affiliates) have authorized anyone to provide you with different information and we, the selling shareholders and the underwriter (or any of our or their respective affiliates) take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement, the accompanying prospectus and any free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus supplement, the accompanying prospectus and any free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

        We own or have the rights to use various trademarks, service marks and trade names referred to in this prospectus. Solely for convenience, we refer to our trademarks in this prospectus supplement, the accompanying prospectus and documents incorporated by reference herein and therein without the ™, and ® symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to our trademarks. Other service marks, trademarks and trade names referred to in this prospectus supplement, the accompanying prospectus and documents incorporated by reference herein and therein are the property of their respective owners.

        You should assume that the information appearing or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us or on our behalf is accurate only as of their respective dates or on the date or dates which are specified in such documents, and that any information in documents that we have incorporated by reference is accurate only as of the date of such document incorporated by reference. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

S-ii

 ABOUT THIS PROSPECTUS SUPPLEMENT

        This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates the information contained or incorporated by reference in the accompanying prospectus. The second part is the accompanying prospectus, which contains more general information, some of which may not apply to this offering.

        You should read both this prospectus supplement and the accompanying prospectus, together with any documents incorporated by reference herein and therein and the additional information described below under the heading "Where You Can Find More Information; Incorporation of Certain Documents by Reference" in their entirety before making an investment decision. To the extent there is a variation between information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement.

        If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

        The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Neither the selling shareholders nor the underwriter are making an offer of the common stock in any jurisdiction where the offer is not permitted. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

        You should not consider any information in this prospectus supplement, the accompanying prospectus or any free writing prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the common stock. None of we, the selling shareholders or the underwriter are making any representation to you regarding the legality of an investment in the common stock by you under applicable investment or similar laws.

S-iii

SUMMARY

        The items in the following summary are described in more detail later in, or are incorporated by reference into, this prospectus supplement and the accompanying prospectus. This summary provides an overview of selected information and does not contain all of the information you should consider. Therefore, you should also read the more detailed information set out in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risk factors, the financial statements and related notes thereto, and the other documents to which this prospectus supplement and the accompanying prospectus refer before making an investment decision. Unless otherwise stated in this prospectus supplement, or as the context otherwise requires, references to "Black Knight," the "Company," "we," "us" or "our" (1) with respect to periods prior to the Reorganization (as defined below), are to Black Knight Financial Services, Inc., a Delaware corporation, and its consolidated subsidiaries and (2) with respect to periods after the Reorganization, are to Black Knight, Inc., a Delaware corporation, and its consolidated subsidiaries.

Business Description

        Black Knight is a leading provider of software, data and analytics solutions to the mortgage and consumer loan, real estate and capital market verticals. Our solutions facilitate and automate many of the mission-critical business processes across the homeownership lifecycle, from origination to asset disposition. We believe we differentiate ourselves by the breadth and depth of our comprehensive, integrated solutions and the insight we provide to our clients.

        We have market-leading software solutions combined with comprehensive real estate data and extensive analytic capabilities. Our solutions are utilized by U.S. mortgage originators and mortgage servicers, as well as other financial institutions, investors and real estate professionals, to support mortgage lending and servicing operations, analyze portfolios and properties, operate more efficiently, meet regulatory compliance requirements and mitigate risk.

Corporate Reorganization

        Pursuant to a reorganization and certain mergers described below and in our Current Report on Form 8-K12B, filed with the SEC on October 2, 2017, the Company became the public parent holding company of Black Knight Financial Services, Inc. (the "Predecessor") (the "Reorganization").

        The Reorganization was effected by the following on September 29, 2017: (i) the contribution by Fidelity National Financial, Inc. ("FNF") of (x) all of the shares of Class B common stock of the Predecessor that Black Knight Holdings, Inc. ("BKHI") owned and (y) all of the class A units of Black Knight Financial Services, LLC ("BKFS LLC") that BKHI owned to New BKH Corp. ("New BKH"), a direct wholly-owned subsidiary of BKHI, (ii) the distribution of the shares of New BKH common stock to the holders of the FNF Group tracking stock of FNF, followed by (iii) the mergers of the Predecessor and New BKH into wholly-owned subsidiaries of the Company (collectively, the "Transactions"). In the Transactions, the outstanding shares of the Predecessor's Class A common stock and New BKH common stock were converted into shares of the Company's common stock on a one-for-one basis as set forth in the Agreement and Plan of Merger dated as of June 8, 2017 by and among the Company, FNF, BKHI, New BKH, New BKH Merger Sub, Inc. and BKFS Merger Sub, Inc. As a result of the closing of the Transactions, the Company became the new public parent of the Predecessor. Shares of the Company's common stock are listed on the NYSE under the trading symbol "BKI", and began trading at the market opening on October 2, 2017. Under the organizational documents of the Company, the rights of the holders of shares of the Company's common stock are substantially the same as the rights of former holders of the Predecessor's Class A common stock. Following the Transactions, the Company is the successor issuer to the Predecessor pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act").

Corporate Information

        We are incorporated in Delaware. Our principal executive offices are located at 601 Riverside Avenue, Jacksonville, Florida 32204, and our telephone number is (904) 854-5100. Our corporate website address is www.blackknightinc.com. Our website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this prospectus supplement. You should not rely on any such information in making your decision whether to purchase our common stock.

 THE OFFERING

Common stock offered by the selling shareholders	13,616,074 shares of common stock.
Common stock to be outstanding after this offering	149,411,578 shares of common stock.
Use of proceeds	We will not receive any proceeds from the sale of shares of common stock by the selling shareholders. See "Use of Proceeds."
Dividend policy	We do not anticipate paying dividends on our common stock in the foreseeable future. See "Dividend Policy."
Voting rights	Each share of common stock entitles the holder to one vote in all matters submitted to a vote of shareholders. See "Description of Capital Stock" in the accompanying prospectus.
Immediately following this offering, our public shareholders will have 100% of the voting power in Black Knight, Inc.
Risk factors

Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page S-4 of this prospectus supplement, the accompanying prospectus, any free writing prospectus prepared by or on behalf of us and other documents incorporated by reference herein or therein for a discussion of factors you should carefully consider before investing in our common stock.

NYSE symbol	"BKI."

        Unless otherwise indicated, the number of shares of our common stock to be outstanding after this offering is based on 149,411,578 shares of common stock outstanding as of May 7, 2018 and excludes an aggregate of 7,727,038 additional shares of common stock that are reserved for issuance for future awards pursuant to the Black Knight, Inc. Amended and Restated 2015 Omnibus Incentive Plan.

RISK FACTORS

        An investment in our common stock involves a high degree of risk. You should carefully consider the information contained in this prospectus supplement and the accompanying prospectus before making an investment in our common stock. In addition, you should read and consider the risk factors included in the documents incorporated by reference in this prospectus supplement, including our Annual Report on Form 10-K for the year ended December 31, 2017. See "Where You Can Find More Information; Incorporation of Certain Documents by Reference." If any risks actually occur, our business, financial condition and results of operations may be materially adversely affected. In such an event, the trading price of our common stock could decline and you could lose part or all of your investment.

Risks Related to this Offering and Ownership of Our Common Stock

The market price of our common stock may be volatile and you may lose all or part of your investment.

        The market price of our common stock could fluctuate significantly and you may not be able to resell your shares at or above the price at which your shares were acquired. Those fluctuations could be based on various factors in addition to those otherwise described in this prospectus, including those listed in "Risk Factors" included in our Annual Report on Form 10-K for the year ended December 31, 2017 and the following:

  •
  our operating performance and the performance of our competitors and fluctuations in our operating results;

  •
  the public's reaction to our press releases, our other public announcements and our filings with the SEC;

  •
  changes in earnings estimates or recommendations by research analysts who follow us or other companies in our industry;

  •
  global, national or local economic, legal and regulatory factors unrelated to our performance;

  •
  announcements of positive news by us or our competitors, such as announcements of new products, services, strategic investments or acquisitions;

  •
  announcements of negative news by us or our competitors, such as announcements of poorer than expected results of operations, data breaches or significant litigation;

  •
  actual or anticipated variations in our or our competitors' operating results, and our and our competitors' growth rates;

  •
  failure by us or our competitors to meet analysts' projections or guidance that we or our competitors may give the market;

  •
  changes in laws or regulations, or new interpretations or applications of laws and regulations, that are applicable to our business;

  •
  changes in accounting standards, policies, guidance, interpretations or principles;

  •
  the arrival or departure of key personnel;

  •
  the number of shares to be publicly traded;

  •
  future sales or issuances of our common stock, including sales, distributions or issuances by us, our officers or directors and our significant shareholders, including Thomas H. Lee Partners, L.P. ("THL") and certain of their affiliates; and

  •
  other developments affecting us, our industry or our competitors.

        In addition, in recent years the stock market has experienced significant price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations have often been unrelated or disproportionate to the operating performance of those companies. These broad market fluctuations, as well as general economic, political and market conditions such as recessions or interest rate changes, may cause declines in the market price of our common stock, and you may not realize any return on your investment in us and may lose some or all of your investment.

        As we primarily operate in a single industry, we are especially vulnerable to these factors to the extent that they affect our industry or our products. In the past, securities class action litigation has often been initiated against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management's attention and resources, and could also require us to make substantial payments to satisfy judgments or to settle litigation.

Future sales of our common stock in the public market could cause the market price of our common stock to decrease significantly.

        Sales of substantial amounts of our common stock in the public market following this offering by our existing shareholders or by persons who acquire shares in this offering may cause the market price of our common stock to decrease significantly. These issuances, or the possibility that these issuances may occur, may also make it more difficult for us to raise additional capital by selling equity securities in the future, at a time and price that we deem appropriate.

        In connection with this offering, we, our directors (other than David K. Hunt, Richard N. Massey, John D. Rood and Anthony Jabbour) and the selling shareholders entered into lock-up agreements with the underwriter of this offering that, subject to certain exceptions, prohibit the signing party from selling, contracting to sell or otherwise disposing of any common stock or securities that are convertible or exchangeable for common stock in excess of 10% (subject to certain exceptions) of the shares beneficially owned by such signing party, or entering into any arrangement that transfers the economic consequences of ownership of our common stock for at least 30 days from the date of this prospectus filed in connection with this offering, although the underwriter may, in its sole discretion and at any time without notice, release all or any portion of the securities subject to these lock-up agreements. Upon a request to release any shares subject to a lock-up, the underwriter would consider the particular circumstances surrounding the request including, but not limited to, the length of time before the lock-up expires, the number of shares requested to be released, reasons for the request, the possible impact on the market for our common stock and whether the holder of our shares requesting the release is an officer, director or other affiliate of ours. See "Underwriting."

        Additionally, we have adopted an equity incentive plan pursuant to which stock options to purchase shares of common stock and other stock-based awards may be issued in the future from time to time to our officers, directors and employees.

        As restrictions on resale expire or as shares are registered, our share price could drop significantly if the holders of these restricted or newly registered shares sell them or are perceived by the market as intending to sell them. These sales might also make it more difficult for us to raise capital through the sale of equity securities in the future at a time and at a price that we deem appropriate.

If securities or industry analysts publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

        The trading market for our common stock is influenced in part on the research and reports that securities or industry analysts publish about us or our business. If one or more of the analysts who cover us downgrades our common stock or publishes inaccurate or unfavorable research about our business, our stock price could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our common stock could decrease, which could cause our stock price and trading volume to decline.

Our charter and bylaws and provisions of Delaware law may discourage or prevent strategic transactions, including a takeover of our company, even if such a transaction would be beneficial to our shareholders.

        Provisions contained in our charter and bylaws and provisions of the Delaware General Corporate Law, or DGCL, could delay or prevent a third party from entering into a strategic transaction with us, as applicable, even if such a transaction would benefit our shareholders. For example, our charter and bylaws:

  •
  divide our board of directors into three classes with staggered three-year terms, which may delay or prevent a change of our management or a change of control;

  •
  authorize the issuance of "blank check" preferred stock that could be issued by us upon approval of our board of directors to increase the number of outstanding shares of capital stock, making a takeover more difficult and expensive;

  •
  provide that directors may be removed from office only for cause and that any vacancy on our board of directors may only be filled by a majority of our directors then in office, which may make it difficult for other shareholders to reconstitute our board of directors;

  •
  provide that special meetings of the shareholders may be called only upon the request of a majority of our board of directors or by our chairman of the board of directors or chief executive officer; and

  •
  require advance notice to be given by shareholders for any shareholder proposals or director nominees.

        By virtue of not opting out of Section 203 of the DGCL in our amended and restated certificate of incorporation, we are subject to Section 203 of the DGCL, which prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the time the shareholder became an interested stockholder, subject to certain exceptions, including if, prior to such time, the board of directors approved the business combination or the transaction which resulted in the shareholder becoming an interested stockholder. "Business combinations" include mergers, asset sales and other transactions resulting in a financial benefit to the "interested stockholder." Subject to various exceptions, an "interested stockholder" is a person who, together with his or her affiliates and associates, owns, or within three years did own, 15% or more of the corporation's outstanding voting stock. These restrictions generally prohibit or delay the accomplishment of mergers or other takeover or change of control attempts that are not approved by a company's board of directors.

        These restrictions and provisions could keep us from pursuing relationships with strategic partners and from raising additional capital, which could impede our ability to expand our business and strengthen our competitive position. These restrictions could also limit shareholder value by impeding a sale of us.

We do not intend to pay dividends for the foreseeable future.

        We may retain future earnings, if any, for future operations, expansion and debt repayment. We have not paid cash dividends to date and have no current plans to pay any cash dividends for the foreseeable future. As a result of our current dividend policy, you may not receive any return on an investment in our common stock unless you sell our common stock for a price greater than that which you paid for it. Any future determination to declare and pay cash dividends will be at the discretion of our board of directors and will depend on, among other things, our financial condition, results of operations, cash requirements, contractual restrictions and such other factors as our board of directors deems relevant. Our ability to pay dividends depends on our receipt of cash dividends from our operating subsidiaries, which may further restrict our ability to pay dividends as a result of the laws of their jurisdiction of organization or agreements of our subsidiaries, including agreements governing our indebtedness. Existing or future agreements governing our indebtedness may limit our ability to pay dividends.

 FORWARD-LOOKING STATEMENTS

        The statements contained in this prospectus supplement, the accompanying prospectus and any documents incorporated by reference herein or therein that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including statements regarding our expectations, hopes, intentions or strategies regarding the future. These statements relate to, among other things, future financial and operating results of Black Knight. In many cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," or "continue," or the negative of these terms and other comparable terminology. Actual results could differ materially from those anticipated in these statements as a result of a number of factors, including, but not limited to the following:

  •
  security breaches against our information systems;

  •
  changes to our relationships with our top clients, whom we rely on for a significant portion of our revenues and profit;

  •
  limitation of our growth due to the time and expense associated with switching from competitors' software and services;

  •
  providing credits or refunds for prepaid amounts or contract terminations in connection with our service level commitments;

  •
  our ability to offer high-quality technical support services;

  •
  our ability to comply with or changes in laws, rules and regulations that affect our and our customers' businesses;

  •
  consolidation in our end client market;

  •
  regulatory developments with respect to use of consumer data and public records;

  •
  efforts by the government to reform or address the mortgage market and current economic environment;

  •
  our clients' relationships with government-sponsored enterprises;

  •
  our ability to adapt our solutions to technological changes or evolving industry standards;

  •
  our ability to compete effectively;

  •
  increase in the availability of free or relatively inexpensive information;

  •
  our ability to protect our proprietary software and information rights;

  •
  infringement on the proprietary rights of others by our applications or services;

  •
  our ability to successfully consummate and integrate acquisitions;

  •
  our reliance on third parties;

  •
  our dependence on our ability to access data from external sources;

  •
  our international operations and third-party service providers;

  •
  our ability to develop widespread brand awareness cost-effectively;

  •
  system failures, damage or interruption with respect to our software solutions;

  •
  delays or difficulty in developing or implementing new, enhanced or existing mortgage processing or software solutions;

  •
  change in the strength of the economy and housing market generally;

  •
  our existing indebtedness and any additional significant debt we incur;

  •
  the adequacy of our risk management policies and procedures;

  •
  our ability to achieve our growth strategies;

  •
  litigation, investigations or other actions against us;

  •
  the market price of our common stock may be volatile;

  •
  future sales of our common stock in the public market;

  •
  industry or securities analysts could publish unfavorable or inaccurate information about us;

  •
  our charter and bylaws and provisions of Delaware law may discourage or prevent strategic transactions;

  •
  our intention not to pay dividends on our common stock for the foreseeable future;

  •
  if the Reorganization is treated as a taxable transaction due to our acts or failure to act, we may have a significant indemnity obligation to FNF, which is not limited in amount or subject to any cap;

  •
  the possibility that we will forgo certain transactions in order to avoid the risk of incurring significant tax-related liabilities; and

  •
  restrictions on our ability to pursue potential business opportunities under a non-competition agreement with FNF that we entered in connection with the Reorganization.

        The risks and uncertainties that forward-looking statements are subject to include other risks detailed in the "Statement Regarding Forward-Looking Information," "Risk Factors" and other sections of our Annual Report on Form 10-K for the year ended December 31, 2017, as incorporated by reference into this prospectus supplement.

        Forward-looking statements are based on our beliefs, as well as assumptions made by, and information currently available to, us. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Moreover, we operate in a competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this report may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

        You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations and assumptions reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Any forward-looking statement made by us in this prospectus or any documents incorporated by reference herein or therein speaks only as of the date on which we make it.

USE OF PROCEEDS

        All shares of our common stock offered by this prospectus supplement will be sold by the selling shareholders. We will not receive any proceeds from the sale of shares by the selling shareholders.

MARKET PRICE OF OUR COMMON STOCK

        Our common stock has been trading on the NYSE under the symbol "BKI" since October 2, 2017. Prior to the Reorganization, the Class A common stock of our Predecessor traded on the NYSE under the symbol "BKFS" since May 20, 2015. As of May 1, 2018, there were approximately 6,511 holders of record of our common stock. The actual number of shareholders is greater than this number of holders of record, and includes shareholders who are beneficial owners but whose shares are held in street name by brokers and other nominees. The following table sets forth for the periods indicated the high and low closing prices per share of our common stock on the NYSE.

Fiscal Quarter	High	Low
2015
Fourth Quarter	$36.25	$32.07
2016
First Quarter	$31.66	$26.00
Second Quarter	$37.60	$28.89
Third Quarter	$41.04	$37.00
Fourth Quarter	$40.38	$35.75
2017
First Quarter	$40.00	$34.45
Second Quarter	$41.90	$38.10
Third Quarter	$44.75	$40.70
Fourth Quarter	$46.85	$42.00
2018
First Quarter	$52.50	$45.80
Second Quarter (through May 7, 2018)	$49.75	$46.90

 DIVIDEND POLICY

        We do not intend to pay cash dividends on our common stock in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and subject to, among other things, our compliance with applicable law, and depending on, among other things, our results of operations, financial condition, level of indebtedness, capital requirements, contractual restrictions, restrictions in our debt agreements, business prospects and other factors that our board of directors may deem relevant. We will evaluate future quarterly dividend payment amounts based on, among other things, our cash flow and liquidity position. The payment, including timing and amount, of any dividends will be at the discretion of our board of directors.

        Our ability to pay dividends depends on our receipt of cash dividends from our operating subsidiaries, including BKFS LLC, which may further restrict our ability to pay dividends as a result of the laws of their jurisdiction of organization or agreements of our subsidiaries, including agreements governing our indebtedness. Future agreements governing our indebtedness may also limit our ability to pay dividends. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Description of Certain Indebtedness" incorporated in this prospectus supplement by reference from our Annual Report on Form 10-K for a description of the restrictions on our ability to pay dividends.

        You may need to sell your shares of our common stock to realize a return on your investment, and you may not be able to sell your shares at or above the price you paid for them. See "Risk Factors—Risks Related to this Offering—We do not intend to pay dividends for the foreseeable future" in this prospectus supplement.

 SELLING SHAREHOLDERS

        The following table shows information regarding the beneficial ownership of our common stock by the selling shareholders (1) immediately prior to this offering and (2) as adjusted to give effect to this offering.

        For further information regarding the beneficial ownership of our common stock and material transactions between us and the selling shareholders, see "Security Ownership of Certain Beneficial Owners, Directors and Executive Officers" and "Certain Relationships and Related Transactions" in our Definitive Proxy Statement on Schedule 14A filed with the SEC on May 2, 2018, which is incorporated by reference into this prospectus supplement.

        Beneficial ownership of shares is determined under rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as indicated by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Percentage of beneficial ownership is based on 149,411,578 shares of common stock outstanding as of May 7, 2018.

	Shares of common stock beneficially owned before this offering			Shares of common stock beneficially owned after this offering
Name and address of beneficial owner	Number of shares	Percentage of shares	Total voting percentage	Number of shares	Percentage of shares	Total voting percentage
Affiliates of Thomas H. Lee Partners, L.P.(1)	12,074,582	8%	8%	0	0%	0%
Thomas J. Sanzone(2)	1,110,860	*	*	560,860	*	*
Kirk T. Larsen(3)	458,797	*	*	388,797	*	*
Joseph M. Nackashi(4)	242,700	*	*	180,200	*	*
Michael L. Gravelle(5)	189,876	*	*	129,876	*	*
Anthony Orefice(6)	156,220	*	*	107,228	*	*
William P. Foley, II(7)	6,587,071	4%	4%	5,837,071	4%	4%

*
Represents beneficial ownership of less than 1%.

(1)
Includes 3,236,342 shares of common stock held by Thomas H. Lee Equity Fund VI, L.P., 2,191,480 shares of common stock held by Thomas H. Lee Parallel Fund VI, L.P., 382,808 shares of common stock held by Thomas H. Lee Parallel (DT) Fund VI, L.P., 3,277,386 shares of common stock held by THL Equity Fund VI Investors (BKFS), L.P., 2,052,679 shares of common stock held by THL Equity Fund VI Investors (BKFS) II, L.P., 344,989 shares of common stock held by THL Equity Fund VI Investors (BKFS) III, L.P., 106,170 shares of common stock held by THL Coinvestment Partners, L.P., 624 shares of common stock held by THL Operating Partners, L.P., 16,840 shares of common stock held by Great-West Investors LP, 16,780 shares of common stock held by Putnam Investments Employees' Securities Company III LLC, 431,235 shares of common stock held by THL Equity Fund VI Investors (BKFS-LM), LLC and 17,249 shares of common stock held by THL Equity Fund VI Investors (BKFS-NB), LLC. THL Equity Advisors VI, LLC is the general partner of Thomas H. Lee Equity Fund VI, L.P., Thomas H. Lee Parallel Fund VI, L.P., Thomas H. Lee Parallel (DT) Fund VI, L.P., THL Equity Fund VI Investors (BKFS), L.P. and THL Equity Fund VI Investors (BKFS) II, L.P. and the manager of THL Equity Fund VI Investors (BKFS-LM), LLC and THL Equity Fund VI Investors (BKFS-NB), LLC. Thomas H. Lee Partners, L.P. is the managing member of THL Equity Advisors VI, LLC and is also the general partner of THL Coinvestment Partners, L.P. and THL Operating Partners, L.P. Thomas H. Lee Advisors, LLC, is the general partner of Thomas H. Lee Partners, L.P. Thomas H. Lee Advisors, LLC is attorney in fact for Great-West Investors LP and

  Putnam Investments LLC, which is the managing member of Putnam Investments Employees' Securities Company III LLC, with respect to the shares of common stock they hold. THL Equity Fund VI Investors (TNBGP) LLC (which is managed by THL Equity Advisors VI, LLC) is the general partner of THL Equity Fund VI Investors (BKFS) III, L.P. THL Holdco, LLC is the managing member of Thomas H. Lee Advisors, LLC and all investment decisions at THL Holdco, LLC are taken by its private equity management committee (the "THL Committee") consisting of Todd M. Abbrecht, Anthony J. DiNovi, Thomas M. Hagerty, Soren L. Oberg, Scott M. Sperling and Kent R. Weldon. As such, each member of the THL Committee may be deemed to share beneficial ownership of the shares referred to above. Each of member of the THL Committee disclaims beneficial ownership of such shares except to the extent of their pecuniary interest therein. The address of Great-West Investors LP is 8515 East Orchard Road, Greenwood Village, Colorado 80111; the address of Putnam Investments Employees' Securities Company III LLC is c/o Putnam Investment, Inc., 1 Post Office Square, Boston, Massachusetts 02109; the address of each member of the THL Committee and all other entities referred to above is c/o Thomas H. Lee Partners, L.P., 100 Federal Street, 35th Floor, Boston, Massachusetts 02110.

(2)
Includes 223,874 shares held by the Thomas J. Sanzone Revocable Trust, of which Mr. Sanzone is the beneficial owner. Mr. Sanzone is the vice chairman of the board of directors of the Company.

(3)
Includes 182,621 shares held by the Kirk Larsen Revocable Trust, of which Mr. Larsen is the beneficial owner. Mr. Larsen is the chief financial officer of the Company.

(4)
Mr. Nackashi is the president of the Company.

(5)
Mr. Gravelle is the general counsel and corporate secretary of the Company.

(6)
Mr. Orefice is the chief operating officer of the Company.

(7)
Mr. Foley is the executive chairman of the Company.

 MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS FOR
NON-U.S. HOLDERS

        The following is a general discussion of the material U.S. federal income and estate tax consequences to non-U.S. holders (as defined below) of the purchase, ownership and disposition of our common stock. This discussion does not provide a complete analysis of all potential U.S. federal income tax and estate tax considerations relating thereto. This description is based on the Internal Revenue Code ("IRC"), existing and proposed U.S. Treasury regulations promulgated thereunder, administrative pronouncements, judicial decisions, and interpretations of the foregoing, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion is limited to non-U.S. holders who hold shares of our common stock as capital assets within the meaning of Section 1221 of the IRC. Moreover, this discussion is for general information only and does not address all of the tax consequences that may be relevant to you in light of your particular circumstances, nor does it discuss special tax provisions, which may apply to you if you are subject to special treatment under U.S. federal income tax laws, such as for certain financial institutions or financial services entities, insurance companies, tax-exempt entities, dealers in securities or currencies, entities that are treated as partnerships for U.S. federal income tax purposes, "controlled foreign corporations," "passive foreign investment companies," former U.S. citizens or long-term residents, persons deemed to sell common stock under the constructive sale provisions of the IRC, and persons that hold common stock as part of a straddle, hedge, conversion transaction, or other integrated investment. In addition, this summary does not address the Medicare tax on certain investment income or any state, local or foreign taxes or any U.S. federal tax laws other than U.S. federal income tax laws and estate tax laws.

        You are urged to consult with your own tax advisor concerning the U.S. federal income tax and estate tax consequences of acquiring, owning and disposing of our common stock, as well as the application of any state, local, and foreign income and other tax laws.

        As used in this section, a "non-U.S. holder" is a beneficial owner of our common stock that is not, for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States,

  •
  a corporation (or other entity taxable as a corporation) that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

  •
  a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a domestic trust.

        If you are an individual, you are a resident alien if you are a lawful permanent resident of the United States (e.g., a green card holder) and you may, in many cases, be deemed to be a resident alien, as opposed to a nonresident alien, by virtue of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year. For these purposes, all the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year are counted. Resident aliens are subject to U.S. federal income tax as if they were U.S. citizens. Such an individual is urged to consult his or her own tax advisor regarding the U.S. federal income tax consequences of the purchase, ownership or disposition of our common stock.

        If a partnership or other pass-through entity is a beneficial owner of our common stock, the tax treatment of a partner in the partnership or an owner of the other pass-through entity will depend upon the status of the partner or owner and the activities of the partnership or other pass-through entity. Any partner in a partnership or owner of a pass-through entity holding shares of our common stock should consult its own tax advisor.

        INVESTORS CONSIDERING THE PURCHASE OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME AND ESTATE TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES OF OTHER FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS, AND APPLICABLE TAX TREATIES.

Distributions on Common Stock

        If we pay distributions on shares of our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a non-U.S. holder's adjusted tax basis in shares of our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of our common stock. See "—Dispositions of Common Stock."

        Any dividend paid to a non-U.S. holder on our common stock will generally be subject to U.S. federal withholding tax at a 30% rate. The withholding tax might not apply, however, or might apply at a reduced rate, under the terms of an applicable income tax treaty between the United States and the non-U.S. holder's country of residence. You should consult your tax advisors regarding your entitlement to benefits under a relevant income tax treaty. Generally, in order for us or our paying agent to withhold tax at a lower treaty rate, a non-U.S. holder must certify its entitlement to treaty benefits. A non-U.S. holder generally can meet this certification requirement by providing an Internal Revenue Service ("IRS") Form W-8BEN or IRS Form W-8BEN-E, as applicable, to us or our paying agent. If the non-U.S. holder holds the stock through a financial institution or other agent acting on the holder's behalf, the holder will be required to provide appropriate documentation to the agent. The holder's agent will then be required to provide certification to us or our paying agent, either directly or through other intermediaries. A non-U.S. holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

        Dividends received by a non-U.S. holder that are effectively connected with a U.S. trade or business conducted by the non-U.S. holder and, if required by an applicable income tax treaty between the United States and the non-U.S. holder's country of residence, are attributable to a permanent establishment (or, in certain cases involving individual holders, a fixed base) maintained by the non-U.S. holder in the United States, are not subject to such withholding tax. To obtain this exemption, a non-U.S. holder must provide us with an IRS Form W-8ECI properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits. In addition to the graduated tax described above, such effectively connected dividends received by corporate non-U.S. holders may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty.

Dispositions of Common Stock

        Subject to the discussion below on backup withholding and other withholding requirements, gain realized by a non-U.S. holder on a sale, exchange or other disposition of our common stock generally will not be subject to U.S. federal income or withholding tax, unless:

  •
  the gain (i) is effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business and (ii) if required by an applicable income tax treaty between the United States and the non-U.S. holder's country of residence, is attributable to a permanent establishment (or, in certain cases involving individual holders, a fixed base) maintained by the non-U.S. holder in the United States (in which case the special rules described below apply),

  •
  the non-U.S. holder is an individual who is present in the United States for 183 or more days in the taxable year of such disposition and certain other conditions are met (in which case the gain would be subject to a flat 30% tax, or such reduced rate as may be specified by an applicable income tax treaty, which may be offset by certain U.S. source capital losses), or

  •
  we are, or have been, a U.S. real property holding corporation, or a USRPHC, for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition of our common stock and the non-U.S. holder's holding period for our common stock.

        Generally, a corporation is a USRPHC if the fair market value of its "United States real property interests" equals 50% or more of the sum of the fair market value of (a) its worldwide real property interests and (b) its other assets used or held for use in a trade or business. The tax relating to stock in a USRPHC does not apply to a non-U.S. holder whose holdings, actual and constructive, amount to 5% or less of our common stock at all times during the applicable period, provided that our common stock is regularly traded on an established securities market. We believe we have not been and are not currently a USRPHC, and do not anticipate being a USRPHC in the future.

        If any gain from the sale, exchange or other disposition of our common stock, (1) is effectively connected with a U.S. trade or business conducted by a non-U.S. holder and (2) if required by an applicable income tax treaty between the United States and the non-U.S. holder's country of residence, is attributable to a permanent establishment (or, in certain cases involving individuals, a fixed base) maintained by such non-U.S. holder in the United States, then the gain generally will be subject to U.S. federal income tax at the same graduated rates applicable to U.S. persons, net of certain deductions and credits. If the non-U.S. holder is a corporation, under certain circumstances, that portion of its earnings and profits that is effectively connected with its U.S. trade or business, subject to certain adjustments, generally would also be subject to a "branch profits tax." The branch profits tax rate is generally 30%, although an applicable income tax treaty between the United States and the non-U.S. holder's country of residence might provide for a lower rate.

U.S. Federal Estate Tax

        Individuals, or an entity the property of which is includable in an individual's gross estate for U.S. federal estate tax purposes, should note that any of our common stock held at the time of such individual's death will be included in such individual's gross estate for U.S. federal estate tax purposes, and may be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

        Any dividends that are paid to a non-U.S. holder must be reported annually to the IRS and to the non-U.S. holder. Copies of these information returns also may be made available to the tax authorities of the country in which the non-U.S. holder resides under the provisions of various treaties or agreements for the exchange of information. Dividends paid on our common stock and the gross proceeds from a taxable disposition of our common stock may be subject to additional information reporting and may also be subject to U.S. federal backup withholding if such non-U.S. holder fails to comply with applicable U.S. information reporting and certification requirements. Provision of any IRS Form W-8 appropriate to the non-U.S. holder's circumstances will generally satisfy the certification requirements necessary to avoid the additional information reporting and backup withholding.

        Backup withholding is not an additional tax. Any amounts so withheld under the backup withholding rules will be refunded by the IRS or credited against the non-U.S. holder's U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Other Withholding Taxes

        Provisions commonly referred to as "FATCA" impose withholding of 30% on payments of U.S.-source dividends (including our dividends) and, beginning in 2019, on sales or other proceeds from the disposition of domestic corporate stock (including our stock), paid to "foreign financial institutions" (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies. An intergovernmental agreement between the United States and the entity's jurisdiction may modify these requirements. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return containing the required information (which may entail significant administrative burden). Non-U.S. holders should consult their tax advisors regarding the effects of FATCA on their investment in our common stock.

        THE PRECEDING DISCUSSION OF U.S. FEDERAL INCOME TAX AND ESTATE TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

 CERTAIN BENEFIT PLAN INVESTOR CONSIDERATIONS

        At any time when U.S. Department of Labor Regulation 29 C.F.R. Section 2510•3-21, as modified in 2016, is applicable, each purchaser of shares in this offering that is a "Plan" will be deemed to make the representations in the following paragraph. For this purpose, a "Plan" is (i) any "employee benefit plan" subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) individual retirement accounts ("IRAs") and other arrangements subject to Section 4975 of the IRC, and (iii) any entity whose underlying assets include "plan assets" within the meaning of ERISA by reason of the investments by such plans or accounts therein.

        Each purchaser of shares in this offering that is a "Plan" is deemed to represent that a fiduciary (the "Fiduciary") independent of the Company, the underwriter, or any of their affiliates (the "Transaction Parties") acting on the Plan's behalf is responsible for the Plan's decision to acquire the shares in this offering and that such Fiduciary:

  (i)
  is either a U.S. bank, a U.S. insurance carrier, a U.S. registered investment adviser, a U.S. registered broker-dealer or an independent fiduciary with at least $50 million of assets under management or control, in each case under the requirements specified in the U.S. Code of Federal Regulations, 29 C.F.R. Section 2510.3-21(c)(1)(i), as amended from time to time,

  (ii)
  in the case of a Plan that is an IRA, is not the IRA owner, beneficiary of the IRA or relative of the IRA owner or beneficiary,

  (iii)
  is capable of evaluating investment risks independently, both in general and with regard to the prospective investment in the shares,

  (iv)
  is a fiduciary under ERISA or the IRC, or both, with respect to the decision to acquire the shares,

  (v)
  has exercised independent judgment in evaluating whether to invest the assets of the Plan in the shares,

  (vi)
  understands that the Transaction Parties are not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity to the Plan, in connection with the Plan's acquisition of the shares, and

  (vii)
  understands and has been fairly informed of the existence and the nature of the financial interests of the Transaction Parties in connection with the Plan's acquisition of the shares,

  (viii)
  confirms that no fee or other compensation will be paid directly to any of the Transaction Parties by the Plan, or any fiduciary, participant or beneficiary of the Plan, for the provision of investment advice (as opposed to other services) in connection with the Plan's acquisition of the shares.

UNDERWRITING

        Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as underwriter of the offering. Subject to the terms and conditions set forth in an underwriting agreement among us, the selling shareholders and the underwriter, the selling shareholders have agreed to sell to the underwriter, and the underwriter has agreed to purchase from the selling shareholders, 13,616,074 shares of common stock.

        Subject to the terms and conditions set forth in the underwriting agreement, the underwriter has agreed to purchase all of the shares of common stock sold under the underwriting agreement if any of these shares are purchased.

        We and the selling shareholders have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in respect of those liabilities.

        The underwriter is offering the shares, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officer's certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

        The underwriter is purchasing the shares of common stock from the selling shareholders at $49.94 per share (representing approximately $679,986,736 aggregate proceeds to the selling shareholders, before expenses). The underwriter may offer the shares of common stock from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

        We will pay the expenses incurred by the selling shareholders in connection with this offering. The expenses of this offering that are payable by us are estimated to be approximately $0.3 million.

No Sales of Similar Securities

        In connection with this offering, we will, and we expect our directors (other than Mr. Hunt, Mr. Massey, Mr. Rood and Mr. Jabbour) and the selling shareholders to, enter into lock-up agreements with the underwriter of this offering that, subject to certain exceptions, prohibit the signing party from selling, contracting to sell or otherwise disposing of any common stock in excess of 10% (subject to certain exceptions) of the shares beneficially owned by such signing party, or entering into any arrangement that transfers the economic consequences of ownership of our common stock for at least 30 days from the date of this prospectus supplement filed in connection with this offering, although the underwriter may, in its sole discretion and at any time without notice, release all or any portion of the securities subject to these lock-up agreements. Upon a request to release any shares subject to a lock-up, the underwriter would consider the particular circumstances surrounding the request including, but not limited to, the length of time before the lock-up expires, the number of shares requested to be released, reasons for the request and the possible impact on the market for our common stock and whether the holder of our shares requesting the release is an officer, director or other affiliate of ours. As a result of these lock-up agreements, notwithstanding earlier eligibility for sale under the provisions of Rule 144 under the Securities Act, none of these shares would be allowed to be sold until at least 30 days after the date of this prospectus supplement.

New York Stock Exchange Listing

        Our common stock is listed on the NYSE under the symbol "BKI."

Price Stabilization, Short Positions

        In connection with this offering, the underwriter may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriter of a greater number of shares than it is required to purchase in this offering. "Covered" short sales are sales made in an amount not greater than the underwriter's option to purchase additional shares described above. The underwriter may close out any covered short position by either exercising its option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the option granted to it. "Naked" short sales are sales in excess of such option. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriter in the open market prior to the completion of this offering.

        Similar to other purchase transactions, the underwriter's purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriter may conduct these transactions on the NYSE, in the over-the-counter market or otherwise.

        Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

        In connection with this offering, the underwriter or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

        The underwriter and its affiliates are a full service financial institution engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriter and its affiliates have provided, and may in the future provide, a variety of these services to us, the selling shareholders and to persons and entities with relationships with us or the selling shareholders, for which the underwriter received or will receive customary fees and expenses.

        In the ordinary course of its various business activities, the underwriter and its affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriter and its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

        Certain affiliates of the underwriter may be our customers.

Notice to Prospective Investors in the European Economic Area

        In relation to each Member State of the European Economic Area (each, a "Relevant Member State"), no offer of shares may be made to the public in that Relevant Member State other than:

  A.
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  B.
  to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriter; or

  C.
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares shall require us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive

        Each person in a Relevant Member State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a "qualified investor" within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.

        We, the underwriter and its affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

        This prospectus has been prepared on the basis that any offer of shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Relevant Member State of shares which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we, the selling shareholders nor the underwriter have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for us or the underwriter to publish a prospectus for such offer.

        For the purpose of the above provisions, the expression "an offer to the public" in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the

expression "Prospectus Directive" means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) and includes any relevant implementing measure in the Relevant Member State.

Notice to Prospective Investors in Canada

        The shares of common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the United Kingdom

        In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

        The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or this offering may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this document nor any other offering or marketing material relating to this offering, us or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

        This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

        No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission ("ASIC"), in relation to this offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the "Corporations Act"), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

        Any offer in Australia of the shares may only be made to persons (the "Exempt Investors") who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

        The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

        This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

        The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

        The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, "Japanese Person" shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

        This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Non-CIS Securities may not be circulated or distributed, nor may the Non-CIS Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the Non-CIS Securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  (a)
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  (b)
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Non-CIS Securities pursuant to an offer made under Section 275 of the SFA except:

  (a)
  to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

  (b)
  where no consideration is or will be given for the transfer;

  (c)
  where the transfer is by operation of law;

  (d)
  as specified in Section 276(7) of the SFA; or

  (e)
  as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

LEGAL MATTERS

        Weil, Gotshal & Manges LLP, New York, New York, has passed upon the validity of our common stock offered hereby on behalf of us. The validity of the shares of common stock offered hereby will be passed upon on behalf of the underwriter by Sullivan & Cromwell LLP, Los Angeles, California.

EXPERTS

        The Consolidated Financial Statements of Black Knight, Inc. and subsidiaries (the "Company") as of December 31, 2017 and 2016, and for each of the years in the three-year period ended December 31, 2017, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2017, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2017 Consolidated Financial Statements contains an explanatory paragraph that states that, as discussed in Note 1 to the consolidated financial statements on September 29, 2017, Fidelity National Financial, Inc. completed its distribution of the Company.

WHERE YOU CAN FIND MORE INFORMATION;
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains our reports, proxy and other information regarding us at http://www.sec.gov. Our SEC filings are also available free of charge at our website (www.blackknightinc.com). However, except for our filings with the SEC that are incorporated by reference into this prospectus, the information on our website is not incorporated by reference into this prospectus supplement. In addition, you can inspect reports and other information we file at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        The SEC allows "incorporation by reference" into this prospectus of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus and any information filed by us with the SEC subsequent to the date of this prospectus automatically will be deemed to update and supersede this information. We incorporate by reference the following documents which we have filed with the SEC (excluding any documents or portions of such documents that have been "furnished" but not "filed" for purposes of the Exchange Act):

  •
  our Annual Report on Form 10-K for the year ended December 31, 2017, which we filed with the SEC on February 23, 2018;

  •
  Amendment No. 1 on Form 10-K/A, filed with respect to our Annual Report on Form 10-K for the year ended December 31, 2017, which we filed with the SEC on April 26, 2018;

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, which we filed with the SEC on May 8, 2018;

  •
  the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2017 from our Definitive Proxy Statement on Schedule 14A for our 2017 Annual Meeting of Shareholders, which we filed with the SEC on May 2, 2018;

  •
  our Current Reports on Form 8-K, which we filed with the SEC on February 12, 2018, February 13, 2018, February 20, 2018, March 16, 2018, May 3, 2018 and May 4, 2018;

  •
  our Definitive Proxy Statement on Schedule 14A filed on May 2, 2018 for our 2018 Annual Meeting of Shareholders to be held on June 13, 2018; and

  •
  the description of our capital stock contained or incorporated by reference in our registration statement on Form 8-A, as filed on May 14, 2015, as amended by the Current Report on Form 8-K filed by the Company on October 2, 2017 and any amendments or reports filed for the purpose of updating such description.

        We incorporate by reference any filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus supplement from the respective dates of filing of those documents.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

        We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement but not delivered with this prospectus supplement, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus supplement. You should direct requests for documents to:

Black Knight, Inc.
Investor Relations
601 Riverside Avenue
Jacksonville, Florida 32204
(877) 880-1990

PROSPECTUS

Common Stock

        This prospectus relates solely to sales of common stock of Black Knight, Inc. by selling shareholders. The selling shareholders, who will be named in a prospectus supplement, may offer and sell shares of our common stock from time to time in amounts, at prices and on terms that will be determined at the time of any such offering. We will not receive any proceeds from the sale of shares of common stock to be offered by the selling shareholders.

        This prospectus describes some of the general terms that may apply to our common stock. Each time any shares of common stock are offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering, including the number of shares of our common stock to be sold by the selling shareholders. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement, as well as the documents incorporated by reference herein or therein, carefully before you make your investment decision.

        This prospectus may not be used to offer and sell shares of our common stock unless accompanied by a prospectus supplement or a free writing prospectus.

        The shares of our common stock may be sold at fixed prices, prevailing market prices at the times of sale, prices related to the prevailing market prices, varying prices determined at the times of sale or negotiated prices. The shares of our common stock offered by this prospectus and the accompanying prospectus supplement may be offered by the selling shareholders directly to investors or to or through underwriters, dealers or other agents. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.

        Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol "BKI".

        Investing in our common stock involves a high degree of risk. See "Risk Factors" on page 7 before you make your investment decision.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 20, 2017.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, which we refer to as the Securities Act. Under the automatic shelf registration process, the selling shareholders may, from time to time, offer and/or sell our common stock in one or more offerings or resales. This prospectus provides you with a general description of the common stock that the selling shareholders may offer. Each time the selling shareholders sell shares of common stock using this prospectus, we will provide a prospectus supplement and attach it to this prospectus and may also provide you with a free writing prospectus. The prospectus supplement and any free writing prospectus will contain more specific information about the offering, including the names of the selling shareholders. The prospectus supplement may also add, update, change or clarify information contained in or incorporated by reference into this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement.

        The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read this prospectus, the applicable prospectus supplement, together with the additional information that is incorporated or deemed incorporated by reference in this prospectus as described under the heading "Where You Can Find More Information; Incorporation of Certain Documents by Reference," and any applicable free writing prospectus before making an investment in our common stock. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference, as exhibits to the Registration Statement of which this prospectus is a part. The Registration Statement, including the exhibits and documents incorporated or deemed incorporated by reference in this prospectus, can be read on the SEC website or at the SEC offices mentioned under the heading "Where You Can Find More Information."

        THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT OR A FREE WRITING PROSPECTUS.

        Neither the delivery of this prospectus or any applicable prospectus supplement or any free writing prospectus nor any sale made using this prospectus or any applicable prospectus supplement or any free writing prospectus implies that there has been no change in our affairs or that the information contained in, or incorporated by reference in, this prospectus or in any applicable prospectus supplement or any free writing prospectus is correct as of any date after their respective dates. You should not assume that the information contained in, or incorporated by reference in, this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by us is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

        You should rely only on the information contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectuses related hereto that we have prepared. Neither we nor any selling shareholder or any of our or their respective affiliates have authorized anyone to provide you with different information and we and the selling shareholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement or any free writing prospectus is accurate as of any date other than the respective dates thereof. This prospectus and any accompanying prospectus supplement or any free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement or any free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

        Unless we state otherwise or the context otherwise requires, references in this prospectus to "we," "our," "us," "Black Knight" or the "Company" (1) with respect to the periods prior to the Reorganization (as defined in "The Company—The Reorganization") are to Black Knight Financial Services, Inc., a Delaware corporation, and its consolidated subsidiaries and (2) with respect to the periods after the Reorganization, are to Black Knight, Inc., a Delaware corporation, and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION;
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains our reports, proxy statements and other information regarding us at http://www.sec.gov. Our SEC filings are also available free of charge at our website (www.blackknightinc.com). However, except for our filings with the SEC that are incorporated by reference into this prospectus, the information on our website is not incorporated by reference into this prospectus. In addition, you can inspect reports and other information we file at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        The SEC allows "incorporation by reference" into this prospectus of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus, and any information filed by us with the SEC subsequent to the date of this prospectus automatically will be deemed to update and supersede this information. We incorporate by reference the following documents, which we have filed with the SEC (excluding any documents or portions of such documents that have been "furnished" but not "filed" for purposes of the Securities Exchange Act of 1934, as amended, or the Exchange Act):

  •
  our Annual Report on Form 10-K for the year ended December 31, 2016, which we filed with the SEC on February 24, 2017;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017, which we filed with the SEC on May 5, 2017, July 28, 2017 and November 2, 2017, respectively;

  •
  our Current Reports on Form 8-K, which we filed with the SEC on March 2, 2017, April 27, 2017, May 12, 2017, May 18, 2017, June 9, 2017, June 19, 2017, July 19, 2017, September 18, 2017, September 27, 2017 and October 2, 2017;

  •
  the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2016 from our Definitive Proxy Statement on Schedule 14A for our 2016 Annual Meeting of Shareholders, filed with the SEC on April 26, 2017; and

  •
  the description of our capital stock contained or incorporated by reference in our registration statement on Form 8-A, as filed on May 14, 2015, as amended by the Current Report on Form 8-K filed by the Company on October 2, 2017 and any amendments or reports filed for the purpose of updating such description.

        We incorporate by reference any filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference in this prospectus, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You should direct requests for documents to:

Black Knight, Inc.
Investor Relations
601 Riverside Avenue
Jacksonville, Florida 32204
(877) 880-1990

 FORWARD-LOOKING STATEMENTS

        The statements contained in this prospectus and any documents incorporated by reference herein or therein that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Exchange Act, including statements regarding expectations, hopes, intentions or strategies regarding the future. These statements relate to, among other things, future financial and operating results of Black Knight. In many cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," or the negative of these terms and other comparable terminology. Actual results could differ materially from those anticipated in these statements as a result of a number of factors, including, but not limited to the following:

  •
  security breaches against our information systems;

  •
  changes to our relationships with our top clients, whom we rely on for a significant portion of our revenues and profit;

  •
  limitation of our growth due to the time and expense associated with switching from competitors' software and services;

  •
  providing credits or refunds for prepaid amounts or contract terminations in connection with our service level commitments;

  •
  our ability to offer high-quality technical support services;

  •
  our ability to comply with or changes in laws, rules and regulations that affect our customers' businesses;

  •
  consolidation in our end client market;

  •
  regulatory developments with respect to use of consumer data and public records;

  •
  efforts by the government to reform or address the mortgage market and current economic environment;

  •
  our clients' relationships with government-sponsored enterprises;

  •
  our ability to adapt our solutions to technological changes or evolving industry standards;

  •
  our ability to compete effectively;

  •
  increase in the availability of free or relatively inexpensive information;

  •
  our ability to protect our proprietary technology and information rights;

  •
  infringement on the proprietary rights of others by our applications or services;

  •
  our ability to successfully consummate and integrate acquisitions;

  •
  our reliance on third parties;

  •
  our dependence on our ability to access data from external sources;

  •
  our international operations and third-party service providers;

  •
  our ability to develop widespread brand awareness cost-effectively;

  •
  system failures, damage or interruption with respect to our technology solutions;

  •
  delays or difficulty in developing or implementing new or enhanced mortgage processing or technology solutions;

  •
  change in the strength of the economy and housing market generally;

  •
  our substantial indebtedness and any additional significant debt we incur;

  •
  the adequacy of our risk management policies and procedures;

  •
  our ability to achieve our growth strategies;

  •
  litigation, investigations or other actions against us;

  •
  as a result of the Reorganization (as defined in "The Company—The Reorganization"), we may have significant tax liability to Fidelity National Financial, Inc. ("FNF") and to the former holders of FNF Group tracking stock of FNF common stock, and under certain circumstances, we may have a significant indemnity obligation to FNF, which is not limited in amount or subject to any cap, if the Reorganization is treated as a taxable transaction due to our acts or failure to act;

  •
  the possibility that we will forgo certain transactions in order to avoid the risk of incurring significant tax-related liabilities; and

  •
  restrictions on our ability to pursue potential business opportunities under the non-competition agreement.

        The risks and uncertainties that forward-looking statements are subject to include other risks detailed in the "Statement Regarding Forward-Looking Information," "Risk Factors" and other sections of our Annual Report on Form 10-K for the year ended December 31, 2016 and in our subsequent filings with the SEC, as incorporated by reference into this prospectus.

        Forward-looking statements are based on our beliefs, as well as assumptions made by, and information currently available to, us. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Moreover, we operate in a competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this report may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

        You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations and assumptions reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Any forward-looking statement made by us in this prospectus or any documents incorporated by reference herein or therein speaks only as of the date on which we make it.

THE COMPANY

        We are a leading provider of software, data and analytics solutions to the mortgage and consumer loan, real estate and capital market verticals. Our solutions facilitate and automate many of the mission-critical business processes across the homeownership lifecycle, from origination until asset disposition. We believe we differentiate ourselves by the breadth and depth of our comprehensive, integrated solutions and the insight we provide to our clients.

The Reorganization

        Pursuant to a reorganization and certain mergers described below and in our Current Report on Form 8-K12B, filed with the Commission on October 2, 2017, the Company became the public parent holding company of Black Knight Financial Services, Inc. (the "Predecessor") (the "Reorganization").

        The Reorganization was effected by the following on September 29, 2017: (i) the contribution by FNF of (x) all of the shares of Class B common stock of the Predecessor that Black Knight Holdings, Inc. ("BKHI") owned and (y) all of the class A units of Black Knight Financial Services, LLC ("BKFS LLC") that BKHI owned to New BKH Corp. ("New BKH"), a direct wholly-owned subsidiary of BKHI, (ii) the distribution of the shares of New BKH common stock to the holders of the FNF Group tracking stock of FNF, followed by (iii) the mergers of the Predecessor and New BKH into wholly-owned subsidiaries of the Company (collectively, the "Transactions"). In the Transactions, the outstanding shares of the Predecessor's Class A common stock and New BKH common stock were converted into shares of the Company's common stock on a one-for-one basis as set forth in the Agreement and Plan of Merger dated as of June 8, 2017 by and among the Company, FNF, BKHI, New BKH, New BKH Merger Sub, Inc. and BKFS Merger Sub, Inc. As a result of the closing of the Transactions, the Company became the new public parent of the Predecessor. Shares of the Company's common stock are listed on the NYSE under the trading symbol "BKI", and began trading at the market opening on October 2, 2017. Under the organizational documents of the Company, the rights of the holders of shares of the Company's common stock are substantially the same as the rights of former holders of the Predecessor's Class A common stock. Following the Transactions, the Company is the successor issuer to the Predecessor pursuant to Rule 414 under the Securities Act.

Corporate Information

        We are a Delaware corporation. We completed our initial public offering ("IPO") in May 2015 and a corporate reorganization pursuant to the Transactions on September 29, 2017. Our common stock is listed on the NYSE under the symbol "BKI". Our principal executive offices are located at 601 Riverside Avenue, Jacksonville, Florida 32204, and our telephone number is (904) 854-5100. Our website address is www.blackknightinc.com. The information that appears on our website is not part of, and is not incorporated into, this prospectus.

RISK FACTORS

        You should consider the specific risks described in our Annual Report on Form 10-K for the year ended December 31, 2016, the risk factors described under the caption "Risk Factors" in any applicable prospectus supplement or any free writing prospectus that we provide you in connection with an offering of shares of our common stock pursuant to this prospectus and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are incorporated or deemed to be incorporated by reference in this prospectus, before making an investment decision. See "Where You Can Find More Information; Incorporation of Certain Documents by Reference." Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. The risks and uncertainties are not limited to those set forth in the risk factors described in these documents. Additional risks and uncertainties not presently known to us or that we currently believe to be less significant than the risk factors incorporated by reference herein may also adversely affect our business. In addition, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods.

USE OF PROCEEDS

        All shares of our common stock offered by this prospectus will be sold by the selling shareholders. We will not receive any proceeds from the sale of shares by the selling shareholders.

DESCRIPTION OF CAPITAL STOCK

        The following descriptions include summaries of the material terms of our amended and restated certificate of incorporation, our amended and restated by-laws and the applicable provisions of the Delaware General Corporation Law (the "DGCL"). For more information on how you can obtain our amended and restated certificate of incorporation and our amended and restated by-laws, see "Where You Can Find More Information; Incorporation of Certain Documents by Reference." We urge you to read our amended and restated certificate of incorporation and our amended and restated by-laws in their entirety.

Authorized Capitalization

        Our authorized capital stock consists of (i) 550,000,000 shares of common stock, par value $0.0001 per share, of which 153,469,978 shares were outstanding as of November 1, 2017 and (ii) 25,000,000 shares of preferred stock, par value $0.0001 per share, none of which are outstanding.

Common Stock

Voting Rights

        The holders of common stock are entitled to one vote per share on all matters to be voted upon by the shareholders.

Dividend Rights

        Subject to preferences that may be applicable to any outstanding preferred stock, the holders of shares of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor.

Rights upon Liquidation

        In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of common stock are entitled to share ratably in all assets remaining after payment of our debts and other liabilities, subject to prior distribution rights of preferred stock, then outstanding, if any.

Other Rights

        The holders of our common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of holders of our common stock will be subject to those of the holders of any shares of our preferred stock we may issue in the future.

Registration Rights

        In connection with our IPO, we entered into a registration rights agreement with certain persons, including subsidiaries of FNF and certain affiliates of Thomas H. Lee Partners, L.P. ("THL"), a Delaware limited partnership, that held shares of our common stock (the "Registration Rights Agreement"). In connection with our reorganization pursuant to the Transactions, on September 29, 2017, Black Knight Financial Services, Inc. assigned its rights and obligations under the Registration Rights Agreement to Black Knight, Inc. The registration statement of which this prospectus forms a part has been requested by the selling shareholders pursuant to their rights under the Registration Rights Agreement.

        The Registration Rights Agreement provides certain shareholders that hold at least 7.5% of our registrable shares of common stock the right to require us to register the number of our shares of common stock requested to be so registered in accordance with the Registration Rights Agreement. In addition, holders of registrable shares of common stock under the Registration Rights Agreement are entitled to request to participate in, or "piggyback" on, registrations of registrable securities for sale by us at any time after this offering. Subject to certain limitations, we are required to include in the registration all securities with respect to which we receive a written request for inclusion in such registration. These registration rights are subject to conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration statement and our right to delay, suspend or withdraw a registration statement under specified circumstances. The Registration Rights Agreement also provides that we are required to pay certain expenses of these electing holders relating to such registrations and indemnify them against certain liabilities that may arise under the Securities Act.

Preferred Stock

        Our board of directors has the authority to issue shares of preferred stock in one or more series and to fix the rights, preferences and limitations thereof, including dividend rights, specification of par value, conversion rights, voting rights, terms of redemption, specification of par value, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the shareholders.

        The issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control of us without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. At present, we have no shares of preferred stock issued and outstanding, and we have no plans to issue any preferred stock.

Election and Removal of Directors; Vacancies

        Our amended and restated certificate of incorporation provides that our board of directors consist of between one and fourteen directors. The exact number of directors may be fixed from time to time by a majority of our board of directors. In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three classes of directors, with each class constituting, as nearly as possible, one-third of the total number of directors. Each class of directors will be elected for a three-year term. As a result, approximately one-third of our board of directors will be elected each year. There is no limit on the number of terms a director may serve on our board of directors.

Shareholder Action by Written Consent

        Our amended and restated certificate of incorporation provides that actions required or permitted to be taken by shareholders at an annual or special meeting may be effected without a meeting by written consent. A shareholder seeking to have the shareholders authorize or take action by written consent must deliver requests from the holders of not less than 15% of our common stock, or from the holders of our preferred stock, if the terms of such class or series of preferred stock expressly provide for action by written consent, subject to certain procedural provisions.

Anti-takeover Effects of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

        Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We believe that these provisions, which are summarized below, discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our shareholders. However, they also give our board of directors the power to discourage acquisitions that some shareholders may favor.

Classified Board of Directors and Related Provisions

        Our amended and restated certificate of incorporation provides that our board of directors must be divided into three classes of directors (each class containing approximately one-third of the total number of directors) serving staggered three-year terms. As a result, approximately one-third of our board of directors is elected each year. This classified board provision prevents a third party who acquires control of a majority of our outstanding voting stock from obtaining control of our board of directors until the second annual shareholders meeting following the date the acquirer obtains the controlling interest. The number of directors constituting our board of directors is determined from time to time by our board of directors. Our amended and restated certificate of incorporation also provides that, subject to any rights of any preferred stock then outstanding, any director may be removed from office at any time but only for cause and only by the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote for the election of directors, considered for this purpose as one class. In addition, our amended and restated certificate of incorporation provides that any vacancy on the board of directors, including a vacancy that results from an increase in the number of directors or a vacancy that results from the removal of a director with cause, may be filled only by a majority of the directors then in office or by an affirmative vote of the sole remaining director. This provision, in conjunction with the provisions of our amended and restated certificate of incorporation authorizing our board of directors to fill vacancies on the board of directors, prevents shareholders from removing incumbent directors without cause and filling the resulting vacancies with their own nominees.

Special Meetings

        Our amended and restated certificate of incorporation provides that, except as otherwise required by law, special meetings of the shareholders can only be called by a majority of our entire board of directors or our chairman of the board of directors or chief executive officer. Shareholders may not call a special meeting or require that our board of directors call a special meeting of shareholders.

Requirements for Advance Notification of Shareholder Meetings, Nominations and Proposals

        Our amended and restated bylaws provide that, if one of our shareholders desires to submit a proposal or nominate persons for election as directors at an annual shareholders' meeting, the shareholder's written notice must be received by us not less than 120 days prior to the anniversary date of the date of the proxy statement for the immediately preceding annual meeting of shareholders. However, if the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by a shareholder must be received by us not later than the close of business on the 10th day following the day on which public disclosure of the date of the annual meeting was made. The notice must describe the proposal or nomination and set forth the name and address of, and stock held of record and beneficially by, the shareholder. Notices of shareholder proposals or nominations must set forth the reasons for the proposal or nomination and any material interest of the shareholder in the proposal or nomination and a representation that the shareholder intends to appear in person or by proxy at the annual meeting. Director nomination notices must set forth the name and address of the nominee, arrangements between the shareholder and the nominee and other information required under Regulation 14A of the Exchange Act. The presiding officer of the meeting may refuse to acknowledge a proposal or nomination not made in compliance with the procedures contained in our amended and restated bylaws. The advance notice requirements regulating shareholder nominations and proposals may have the effect of precluding a contest for the election of directors or the introduction of a shareholder proposal if the requisite procedures are not followed and may discourage or deter a third-party from conducting a solicitation of proxies to elect its own slate of directors or to introduce a proposal.

Authorized but Unissued Shares

        The authorized but unissued shares of our common stock and our preferred stock are available for future issuance without any further vote or action by our shareholders. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of our common stock and our preferred stock could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.

Delaware Anti-Takeover Statute

        By virtue of not opting out of Section 203 of the DGCL in our amended and restated certificate of incorporation, we are subject to Section 203 of the DGCL, which prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the time the shareholder became an interested stockholder, subject to certain exceptions, including if, prior to such time, the board of directors approved the business combination or the transaction which resulted in the shareholder becoming an interested stockholder. "Business combinations" include mergers, asset sales and other transactions resulting in a financial benefit to the "interested stockholder." Subject to various exceptions, an "interested stockholder" is a person who, together with his or her affiliates and associates, owns, or within three years did own, 15% or more of the corporation's outstanding voting stock. These restrictions generally prohibit or delay the accomplishment of mergers or other takeover or change of control attempts that are not approved by a company's board of directors.

Limitations on Director Liability

        Under the DGCL, we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In addition, Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) or (iv) for any transaction from which the director derived an improper personal benefit. Our amended and restated certificate of incorporation contains the provisions permitted by Section 102(b)(7) of the DGCL.

Corporate Opportunities

        To address situations in which officers or directors have conflicting duties to affiliated corporations, Section 122(17) of the DGCL allows a corporation to renounce, in its certificate of incorporation or by action of its board of directors, any interest or expectancy of the corporation in specified classes or categories of business opportunities. As such, and in order to address potential conflicts of interest between us and FNF or THL, our amended and restated certificate of incorporation contains provisions regulating and defining, to the fullest extent permitted by law, the conduct of our affairs as they may involve FNF and THL and FNF's and THL's officers and directors.

        Our amended and restated certificate of incorporation provides that, subject to any written agreement to the contrary, neither FNF nor THL will have a duty to refrain from engaging in the same or similar activities or lines of business that we engage in, and, except as set forth in our amended and restated certificate of incorporation, none of FNF, THL and FNF's and THL's officers and directors will be liable to us or our shareholders for any breach of any fiduciary duty due to any such activities of FNF or THL.

        Our amended and restated certificate of incorporation also provides that we may from time to time be or become a party to and perform, and may cause or permit any subsidiary to be or become a party to and perform, one or more agreements (or modifications or supplements to pre-existing agreements) with FNF or THL. With limited exceptions, to the fullest extent permitted by law, no such agreement, nor the performance thereof in accordance with its terms by us, any of our subsidiaries, FNF or THL, shall be considered contrary to any fiduciary duty to us or our shareholders of any director or officer of ours who is also a director, officer or employee of FNF or THL. With limited exceptions, to the fullest extent permitted by law, no director or officer of ours who is also a director, officer or employee of FNF or THL shall have or be under any fiduciary duty to us or our shareholders to refrain from acting on behalf of us or any of our subsidiaries or on behalf of FNF or THL in respect of any such agreement or performing any such agreement in accordance with its terms.

        Our amended and restated certificate of incorporation further provides that if one of our directors or officers who is also a director or officer of FNF or THL acquires knowledge of a potential transaction or matter that may be a corporate opportunity for any of FNF, THL or us, the director or officer will have satisfied his or her fiduciary duty to us and our shareholders with respect to that corporate opportunity if he or she acts in a manner consistent with the following policy:

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  a corporate opportunity offered to any person who is an officer of ours and who is also a director but not an officer of FNF or THL, will belong to us unless the opportunity is expressly offered to that person in a capacity other than such person's capacity as one of our officers, in which case it will not belong to us;

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  a corporate opportunity offered to any person who is a director but not an officer of ours, and who is also a director or officer of FNF or THL, will belong to us only if that opportunity is expressly offered to that person in that person's capacity as one of our directors; and

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  a corporate opportunity offered to any person who is an officer of any of FNF, THL or us will belong to us only if that opportunity is expressly offered to that person in that person's capacity as one of our officers.

        Notwithstanding these provisions, our amended and restated certificate of incorporation does not prohibit us from pursuing any corporate opportunity of which we become aware.

        These provisions in our amended and restated certificate of incorporation will no longer be effective on the date that none of our directors or officers are also directors or officers of FNF or THL.

Amendment to Amended and Restated Bylaws and Amended and Restated Certificate of Incorporation

        Our amended and restated certificate of incorporation and our amended and restated bylaws provide that, subject to the affirmative vote of the holders of any series of preferred stock required by law, the provisions (i) of our amended and restated bylaws may be adopted, amended or repealed if approved by a majority of the board of directors then in office or approved by holders of the common stock and (ii) of our amended and restated certificate of incorporation may be adopted, amended or repealed as provided by the DGCL.

Listing

        Our common stock is listed on the NYSE under the symbol "BKI".

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust.

SELLING SHAREHOLDERS

        Information regarding the beneficial ownership of our common stock by the selling shareholders, the number of shares being offered by the selling shareholders and the number of shares beneficially owned by the selling shareholders after the applicable offering will be set forth in a prospectus supplement, free writing prospectus, post-effective amendment or filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION

        The selling shareholders may sell the common stock offered by this prospectus from time to time in one or more transactions, including without limitation:

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  directly to one or more purchasers;

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  through agents;

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  to or through underwriters, brokers or dealers; or

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  through a combination of any of these methods.

        In addition, the manner in which the selling shareholders may sell some or all of the securities covered by this prospectus includes any method permitted by law, including, without limitation, through:

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  a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

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  purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

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  ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

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  privately negotiated transactions.

        The selling shareholders may also enter into hedging transactions. For example, the selling shareholders may:

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  enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from the selling shareholders to close out its short positions;

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  sell securities short and redeliver such shares to close out the short positions;

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  enter into option or other types of transactions that require the selling shareholders to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

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  loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

        The securities covered by this prospectus may be sold:

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  on a national securities exchange;

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  in the over-the-counter market; or

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  in transactions otherwise than on an exchange or in the over-the-counter market, or in combination.

        A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

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  the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

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  the public offering price or purchase price of the securities and the net proceeds to be received by the selling shareholders from the sale;

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  any delayed delivery arrangements;

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  any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;

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  any discounts or concessions allowed or reallowed or paid to dealers; and

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  any securities exchange or markets on which the securities may be listed.

        The offer and sale of the securities described in this prospectus by the selling shareholders, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

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  at a fixed price or prices, which may be changed;

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  at market prices prevailing at the time of sale;

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  at prices related to the prevailing market prices; or

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  at negotiated prices.

General

        Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Any selling shareholders, underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be "underwriters" as defined in the Securities Act. Any discounts or commissions they receive from the selling shareholders and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

        The selling shareholders and other persons participating in the sale or distribution of the securities will be subject to the applicable provisions of the Exchange Act, and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling shareholders, or any other person. The anti-manipulation rules under the Securities Act may apply to sales of securities in the market and to the activities of the selling shareholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

        The selling shareholders are not restricted as to the price or prices at which the securities may be sold. Sales of such securities may have an adverse effect on the market price of the securities.

        Moreover, it is possible that a significant number of shares of common stock could be sold at the same time, which may have an adverse effect on the market price of the securities.

        We cannot assure you that the selling shareholders will sell all or any portion of the securities offered hereby.

Underwriters and Agents

        If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. The selling shareholders may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

        Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that the selling shareholders will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

        The selling shareholders may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. The selling shareholders may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for the selling shareholders. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be will identify any remarketing firm and will describe the terms of its agreement, if any, with the selling shareholders and its compensation.

        In connection with offerings made through underwriters or agents, the selling shareholders may enter into agreements with such underwriters or agents pursuant to which the selling shareholders receive outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received by the selling shareholders under these arrangements to close out any related open borrowings of securities.

Dealers

        The selling shareholders may sell the offered securities to dealers as principals. The selling shareholders may negotiate and pay dealers' commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with the selling shareholders, at the time of resale. Dealers engaged by the selling shareholders may allow other dealers to participate in resales.

Direct Sales

        The selling shareholders may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

        The selling shareholders may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

        The selling shareholders will enter into such delayed contracts only with institutional purchasers that the selling shareholders approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

        The selling shareholders may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for the selling shareholders in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

        In connection with any offering of common stock, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. "Covered" short sales are sales of shares made in an amount up to the number of shares represented by the underwriters' over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make "naked" short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

        In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

 LEGAL MATTERS

        Weil, Gotshal & Manges LLP, New York, New York, will pass upon the validity of the common stock offered by this prospectus.

EXPERTS

        The Consolidated Financial Statements of Lender Processing Services, Inc. as of January 1, 2014 and for the day ended January 1, 2014 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The Consolidated Financial Statements of Black Knight Financial Services, Inc. and subsidiaries as of December 31, 2016 and 2015, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2016, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the Consolidated Financial Statements as of December 31, 2016 and 2015 and for each of the years in the three-year period ended December 31, 2016, contains an explanatory paragraph that states that, as discussed in Note 1 to the Consolidated Financial Statements, Black Knight Financial Services, Inc. completed an initial public offering ("IPO") of its stock on May 26, 2015 and contributed the net cash proceeds received from the IPO to Black Knight Financial Services, LLC in exchange for 44.5% of the units and a managing member's membership interest in Black Knight Financial Services, LLC. Additionally, as discussed in Notes 1 and 2 to the Consolidated Financial Statements, Lender Processing Services, Inc. merged with Lion Merger Sub, Inc. on January 2, 2014, through which Lender Processing Services, Inc. became a wholly-owned subsidiary of Fidelity National Financial, Inc., which then reorganized the operations of Lender Processing Services, Inc. and contributed certain of its operations into Black Knight Financial Services, LLC on January 3, 2014. The audit report on the effectiveness of internal control over financial reporting as of December 31, 2016, contains an explanatory paragraph that states that Black Knight Financial Services, Inc. acquired eLynx Holdings, Inc. ("eLynx") on May 16, 2016 and Motivity Solutions, Inc. ("Motivity") on June 22, 2016, and management has excluded from its assessment of the effectiveness of Black Knight Financial Services, Inc.'s internal control over financial reporting as of December 31, 2016, eLynx's and Motivity's internal control over financial reporting associated with approximately 4.1% of total assets and 2.3% of total revenues included in the Consolidated Financial Statements of Black Knight Financial Services, Inc. and subsidiaries as of and for the year ended December 31, 2016, and that our audit of internal control over financial reporting of Black Knight Financial Services, Inc. also excludes an evaluation of the internal control over financial reporting of eLynx and Motivity.

13,616,074 Shares

BLACK KNIGHT, INC.

Common Stock

Prospectus Supplement

BofA Merrill Lynch

May 8, 2018